Exhibit 99

CONTACT:  John R. Ferry

                                                      FOR IMMEDIATE RELEASE
                                                      ---------------------

     SOUTHFIELD, Mich., October 11, 1994 -- Chrysler Financial Corporation
(CFC) today reported net earnings of $50 million for the third quarter of 1994, compared to net earnings of $22 million for the third quarter of 1993.

     John P. Tierney, Chairman of CFC, said the third quarter net earnings were favorably impacted by the company's larger automotive financing portfolio and lower costs of bank facilities. These factors were partially offset by reduced retail automotive margins. The 1993 third quarter earnings were reduced by the recognition of the retroactive increase in the U.S. corporate tax rate.

     CFC's net earnings were $141 million for the first nine months of 1994, compared to net earnings of $73 million for the same period a year ago.

     At September 30, 1994, CFC was managing $30.1 billion in receivables, up $3.8 billion from a year ago. The increase in receivables managed was caused by a higher volume of automotive financing. The company's total assets at the end of the third quarter were $15.4 billion, up $1.6 billion from a year ago.

     Chrysler Credit, CFC's core automotive finance operation, had receivables managed of $27.2 billion at September 30, 1994, compared to $22.8 billion a year ago.

     During the third quarter of 1994, retail automotive financing volume was 113,000 new passenger cars, trucks and minivans, representing 23 percent of Chrysler's U.S. new retail deliveries, compared to 117,000 new retail vehicles or 24 percent in the third quarter of 1993.

                                     (more)
(2894)

     In the third quarter of 1994, Chrysler Credit also financed at wholesale 371,000 vehicles representing 76 percent of Chrysler's U.S. factory shipments, compared to 332,000 or 77 percent in the third quarter of 1993.

     CFC's nonautomotive operations, consisting of Chrysler Capital, a commercial leasing and lending unit, and Chrysler First Business Credit, a small business loan operation, were managing $2.9 billion in receivables at September 30, 1994, compared to $3.5 billion in receivables a year ago.

     Chrysler Insurance, an automotive-related insurance operation, had direct insurance premiums written of $133 million during the first nine months of 1994, compared to $112 million for the same period a year ago.

     In 1994 third quarter capital markets activity, CFC received net proceeds of $1.6 billion from the sale of U.S. and Canadian automotive receivables, and sold $73 million of medium term notes. At the end of the third quarter, CFC had commercial paper outstanding of $3.1 billion, compared to $2.5 billion a year ago.

     Shortly after the close of the third quarter, Tierney, 63, announced he would retire December 31, 1994, after 31 years in the automotive industry, the last seven as Chairman of CFC. The Chrysler Board of Directors on October 6 announced that Thomas W. Sidlik, 44, a Chrysler Vice President, will become Chairman of CFC effective November 7, 1994.

                                     - 0 -

                               Chrysler Financial Corporation and Subsidiaries

Highlights
(in millions of dollars)

                                              Three Months Ended         Nine Months Ended
                                                 September 30,              September 30,
                                               1994        1993          1994         1993
                                                  (unaudited)               (unaudited)
After-Tax Earnings:
  Earnings before changes
   in accounting principles ...............   $    50     $    22       $   141     $   103
  Cumulative effect of changes
   in accounting principles ...............      --          --            --           (30)
      Net earnings ........................   $    50     $    22       $   141     $    73

Automotive Financing Volume:
  Retail ..................................                             $12,350     $ 9,960
  Wholesale and other .....................                              39,005      33,400
      Total automotive financing volume ...                             $51,355     $43,360

___________________________________________________________________________________________

                                                                            September 30,
                                                                         1994         1993
                                                                            (unaudited)
Finance Receivables Managed:
 (Including Receivables Serviced for Others)
  Automotive financing:
    Retail ....................................................         $18,789     $15,249
    Wholesale and other .......................................           8,418       7,586
      Total automotive financing ..............................          27,207      22,835

  Nonautomotive financing .....................................           2,857       3,450
      Total finance receivables managed .......................         $30,064     $26,285

Debt Payable Within One Year ..................................         $ 4,430     $ 3,344

Debt Payable After One Year ...................................         $ 5,048     $ 4,148

Shareholder's Investment ......................................         $ 3,248     $ 3,071

Prior periods reclassified to conform to current classifications.
See Consolidated Financial Statements.

                               Chrysler Financial Corporation and Subsidiaries

Consolidated Statement of Net Earnings
(in millions of dollars)

                                            Three Months Ended   Nine Months Ended
                                               September 30,       September 30,
                                              1994      1993      1994      1993
                                                (unaudited)         (unaudited)
Interest income:
  Automotive financing:
    Retail ..............................   $   138   $   139   $   404   $   385
    Wholesale and other .................       121        98       364       349
  Nonautomotive financing ...............        70       117       216       342
    Total interest income ...............       329       354       984     1,076

Interest expense ........................       178       186       556       613
    Interest margin .....................       151       168       428       463

Other revenues:
  Servicing fee income ..................        63        52       184       155
  Insurance premiums earned .............        34        30       102        99
  Investment and other income ...........        67        71       179       220
    Interest margin and other
     revenues ...........................       315       321       893       937

Costs and expenses:
  Operating expenses ....................       108       121       338       348
  Provision for credit losses ...........        71        57       162       169
  Insurance losses and adjustment
   expenses .............................        28        29        81        88
  Depreciation and other expenses .......        26        50        86       156
    Total costs and expenses ............       233       257       667       761

Earnings before income taxes and
 cumulative effect of changes in
 accounting principles ..................        82        64       226       176

Provision for income taxes (Note 5) .....        32        42        85        73

Earnings before cumulative effect
 of changes in accounting principles ....        50        22       141       103

Cumulative effect of changes in
 accounting principles (Note 4) .........      --        --        --         (30)

Net Earnings ............................   $    50   $    22   $   141   $    73

Consolidated Statement of                                        Nine Months Ended
 Shareholder's Investment                                          September 30,
(in millions of dollars)                                         1994        1993
                                                                    (unaudited)
Balance at beginning of period ........................         $ 3,131    $ 2,998
Net earnings ..........................................             141         73
Common stock dividend .................................             (16)      --
Net unrealized holding losses on securities (Note 4)...              (8)      --
Balance at end of period ..............................         $ 3,248    $ 3,071

Prior periods reclassified to conform to current classifications.
See Notes to Consolidated Financial Statements.

                               Chrysler Financial Corporation and Subsidiaries

Consolidated Balance Sheet
(in millions of dollars)

                                         September 30,   December 31,    September 30,
Assets:                                      1994            1993            1993
                                          (unaudited)                     (unaudited)
Finance receivables-net (Note 1) ......     $ 8,956         $ 8,659         $ 8,863
Retained interests in sold
 receivables and other related
 amounts - net (Note 1) ...............       4,723           3,587           2,884
    Total finance receivables and
     retained interests - net .........      13,679          12,246          11,747

Cash and cash equivalents .............         170             265             254
Marketable securities (Note 4) ........         337             348             339
Dealership properties leased - net ....         409             423             431
Equipment leased to others - net ......         121             176             299
Repossessed collateral ................         240             269             241
Other assets ..........................         405             524             500

Total Assets ..........................     $15,361         $14,251         $13,811


Liabilities:

Debt (Note 3) .........................     $ 9,478         $ 8,435         $ 7,492
Accounts payable, accrued
 expenses and other ...................       1,048           1,147           1,154
Amounts due to affiliated companies ...          15              24             570
Deferred income taxes .................       1,572           1,514           1,524

    Total Liabilities .................      12,113          11,120          10,740

Shareholder's Investment ..............       3,248           3,131           3,071

Total Liabilities and
 Shareholder's Investment .............     $15,361         $14,251         $13,811

Prior periods reclassified to conform to current classifications.
See Notes to Consolidated Financial Statements.

                               Chrysler Financial Corporation and Subsidiaries

Consolidated Statement of Cash Flows
(in millions of dollars)

                                                                     Nine Months Ended
                                                                       September 30,
                                                                    1994          1993
                                                                        (unaudited)
Cash Flows From Operating Activities:

  Net earnings ..............................................     $    141      $     73
  Adjustments to reconcile net earnings to
   net cash provided by operating activities:
    Cumulative effect of changes in accounting principles ...         --              30
    Net gains from receivable sales .........................          (55)         (104)
    Provision for credit losses .............................          162           169
    Depreciation and amortization of intangibles ............           56            96
    Change in deferred income taxes .........................           62            47
    Change in accounts payable, accrued
     expenses and other .....................................           34          (122)

  Net cash provided by operating activities .................          400           189

Cash Flows From Investing Activities:

  Acquisitions of finance receivables .......................      (48,118)      (42,364)
  Collections of finance receivables ........................       12,612        13,809
  Proceeds from sales of receivables ........................       34,298        29,424
  Proceeds from sales of nonautomotive assets ...............         --           2,267
  Other .....................................................         (306)          198

  Net cash (used in) provided by investing activities .......       (1,514)        3,334

Cash Flows From Financing Activities:

  Change in short-term notes and affiliated borrowings ......          334         2,704
  Borrowings under revolving credit facilities:
   Proceeds .................................................         --           4,593
   Payments .................................................         --         (10,340)
  Proceeds from issuance of term debt .......................        1,011         1,304
  Repayment of term debt ....................................         (432)       (1,868)
  Payment of dividends ......................................          (16)         --
  Other .....................................................          122           (95)

  Net cash provided by (used in) financing activities .......        1,019        (3,702)

Change in cash and cash equivalents .........................          (95)         (179)

Cash and cash equivalents at beginning of period ............          265           433

Cash and Cash Equivalents at End of Period ..................     $    170      $    254

Prior period reclassified to conform to current classifications.
See Notes to Consolidated Financial Statements.

                               Chrysler Financial Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 1 - Finance Receivables and Retained Interests


Outstanding balances of "Finance receivables - net" were as follows:

                                       September 30,    December 31,    September 30,
                                           1994            1993             1993
                                        (unaudited)                      (unaudited)
                                                  (in millions of dollars)
Automotive:
  Retail                                  $ 4,337         $ 3,536         $ 3,720
  Wholesale and other                       2,290           2,520           2,395
    Total automotive                        6,627           6,056           6,115
Nonautomotive                               2,542           2,803           2,985
Total finance receivables                   9,169           8,859           9,100
  Less allowance for credit losses           (213)           (200)           (237)

Total finance receivables - net           $ 8,956         $ 8,659         $ 8,863

The following is a summary of amounts included in "Retained interests in sold receivables and other related amounts - net":

                                      September 30,    December 31,     September 30,
                                           1994            1993             1993
                                        (unaudited)                      (unaudited)
                                                  (in millions of dollars)
Cash and investments                      $   709         $   586         $   583
Senior interests in receivables             2,032             967             387
Subordinated interests in
 receivables                                1,842           1,783           1,591
Excess servicing                              158             200             213
Other restricted and securitized
 assets                                       295             345             388
  Less allowance for credit losses           (313)           (294)           (278)

Total retained interests in sold
 receivables and other related
 amounts - net                            $ 4,723         $ 3,587         $ 2,884

                               Chrysler Financial Corporation and Subsidiaries

The Company's total allowance for credit losses including receivables sold subject to limited recourse is as follows:

                                       September 30,    December 31,    September 30,
                                           1994            1993             1993
                                        (unaudited)                      (unaudited)
                                                  (in millions of dollars)
Allowance for losses deducted from:
  Finance receivables                      $213            $200              $237
  Retained interests in sold
   receivables and other
   related amounts                          313             294               278

    Total                                  $526            $494              $515

Note 2 - Sales of Receivables

Outstanding balances of sold finance receivables subject to limited recourse provisions, are as follows:

                          September 30,   December 31,   September 30,
                              1994           1993            1993
                           (unaudited)                    (unaudited)
                                    (in millions of dollars)
Automotive:
  Retail                     $12,828        $12,027        $11,367
  Wholesale and other          6,098          6,356          5,191
Nonautomotive                    315            449            465

Total                        $19,241        $18,832        $17,023

Gains or losses from the sale of retail receivables are recognized in the period in which such sales occur. Provisions for expected credit losses are generally provided during the period in which such receivables are acquired. Since the allowance for credit losses is separately provided prior to the receivable sales, gains from receivable sales are not reduced for expected credit losses. Included in "Investment and other income" are gains before expected credit losses totaling $55 million and $104 million for the nine months ended September 30, 1994 and 1993, respectively. The provision for credit losses related to such sales amounted to $105 million and $97 million for the nine months ended September 30, 1994 and 1993, respectively.

                               Chrysler Financial Corporation and Subsidiaries

Note 3 - Debt

                          Weighted Average
                         Interest Rates at    September 30,    December 31,    September 30,
Maturity                 September 30, 1994       1994             1993            1993
                                               (unaudited)                      (unaudited)
                                                         (in millions of dollars)
Short-term notes placed
 primarily in the open market:
  United States                                  $2,565           $2,513           $2,346
  Canada                                            549              259              152
  Total short-term notes
   (primarily commercial paper)                   3,114            2,772            2,498

Revolving bank borrowings
 under credit facilities:
  United States                                    --               --               --
  Canada                                           --               --                177
  Total bank borrowings                            --               --                177

Senior term debt:
  United States, due
   1993                                            --               --                 76
   1994                           8.8%              434              813              813
   1995                           5.8%              574              574              303
   1996                           6.0%            1,094            1,053              740
   1997                           5.6%              590              197              135
   1998                           6.2%              857              696              340
 Thereafter                       8.4%            2,181            1,766            1,766
    Total United States                           5,730            5,099            4,173
  Canada, due 1993-1996          12.2%               40               42               43
  Less unamortized discount                           2                2                2
    Total senior term debt                        5,768            5,139            4,214

Subordinated term debt -
 United States
   Senior due 1994-1997           8.3%               27               77               77
   Junior subordinated                             --               --                165
    Total subordinated                               27               77              242
Mexico borrowings and other                         569              447              361

Total debt                                       $9,478           $8,435           $7,492

Credit Facilities

The Company's credit facilities consist of $4.6 billion of U.S. and $.6 billion of Canadian credit facilities which expire in May 1998. The Company's automotive receivable sale agreements consist of a $1.5 billion U.S. agreement (of which $.5 billion expires in May 1995, and $1.0 billion expires in May 1998) and a $.2 billion Canadian agreement (of which $.1 billion expires in May 1995, and $.1 billion expires in May 1998). As of September 30, 1994 no amounts were outstanding under the Company's revolving credit or receivable sale agreements.

The Company has contractual debt maturities of $4.1 billion during the remainder of 1994 (including $3.1 billion of short-term notes), and $.6 billion in 1995.

                               Chrysler Financial Corporation and Subsidiaries

Note 4 - Accounting Changes

Investments in Debt and Equity Securities

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This new accounting standard specifies the accounting and reporting requirements for changes in the fair values of investments with readily determinable fair values.

At September 30, 1994, the Company had investments in securities with an aggregate carrying value of $366 million, consisting primarily of commercial paper, governmental securities and corporate debt. Of these securities, $342 million were categorized as available-for-sale, and $24 million were categorized as held-to-maturity. The adjustment of available-for-sale securities to market value at September 30, 1994 decreased Shareholder's Investment by $8 million.

Other Postretirement Benefits

Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," ("OPEB") which requires the accrual of such benefits during the years the employees provide services. The adoption of SFAS No. 106 resulted in an after-tax charge of $29 million in 1993, which represented the immediate recognition of the OPEB transition obligation of $45 million, partially offset by $16 million of estimated tax benefits. Implementation of SFAS No. 106 did not increase the Company's cash expenditures for postretirement benefits. Recognition of on-going expenses under OPEB will not materially affect the Company's results of operations.

Postemployment Benefits

Effective January 1, 1993, the Company adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits." This accounting standard requires the accrual of benefits provided to former or inactive employees after employment but prior to retirement. The adoption of this accounting standard resulted in the recognition of an after-tax charge of $1 million in 1993. Adoption of SFAS No. 112 has not materially increased the annual expense recognized for these benefits, and there is no cash impact. Previously reported results for the nine months ended September 30, 1993 have been restated to reflect the adoption of SFAS No. 112, effective January 1, 1993.

Impairment of a Loan

In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which amends SFAS No. 5, "Accounting for Contingencies," by requiring creditors to evaluate the collectibility of both contractual interest and principal of receivables when evaluating the need for a loss accrual. The Company plans to adopt SFAS No. 114 on or before January 1, 1995. Adoption of this standard is not expected to have a material impact upon the Company's results of operations and financial position.

Note 5 - Income Taxes

During the third quarter of 1993, the Omnibus Budget Reconciliation Act of 1993 was enacted. This legislation increased the federal maximum statutory tax rate for corporations to thirty-five percent, retroactive to January 1, 1993. The effect of adjusting to the higher tax rate was to reduce third quarter 1993 net earnings by $16 million as follows: (a) increase earnings before income taxes by $9 million resulting from the adjustment of tax rate assumptions associated with the Company's leveraged lease portfolio; and (b) increase the provision for income taxes by $25 million primarily due to the adjustment of net deferred tax liabilities.

[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
____________                      _________________________________________
                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704


INDEPENDENT ACCOUNTANTS' REPORT

Shareholder and Board of Directors
Chrysler Financial Corporation
Southfield, Michigan

We have reviewed the accompanying consolidated balance sheet of Chrysler Financial Corporation (a subsidiary of Chrysler Corporation) and its consolidated subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of net earnings and cash flows for the three-months and nine-months ended September 30, 1994 and 1993. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Chrysler Financial Corporation and its consolidated subsidiaries as of December 31, 1993, and the related consolidated statements of net earnings and cash flows for the year then ended (not presented herein); and in our report dated January 18, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1993 is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Deloitte & Touche LLP

October 11, 1994

_______________
Deloitte Touche
Tohmatsu
International
_______________